LETTER OF TRANSMITTAL
                                       FOR
                            TENDER OF ALL OUTSTANDING
                 10 1/2% SENIOR SECURED DISCOUNT NOTES DUE 2008
                                 IN EXCHANGE FOR
             10 1/2% SENIOR SECURED DISCOUNT EXCHANGE NOTES DUE 2008
                                       OF
                            GST NETWORK FUNDING, INC.

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
         NEW YORK CITY TIME, ON ________, ___________________, 1998 (THE
                               "EXPIRATION DATE"),
                  UNLESS EXTENDED BY GST NETWORK FUNDING, INC.

                                 EXCHANGE AGENT:

                     UNITED STATES TRUST COMPANY OF NEW YORK


BY MAIL:                     BY OVERNIGHT COURIER:        BY HAND:                              BY FACSIMILE:

United States Trust          United States Trust          United States Trust                   fax no. (212) 780-0592
  Company of New York          Company of New York          Company of New York                 (For Eligible Institutions
P.O. Box 844                 770 Broadway - 13th Floor    111 Broadway                          Only)
Cooper Station               Corporate Trust Operations   Lower Level
New York, NY 10276-0844        Department                 New York, NY 10006                    CONFIRM BY TELEPHONE:
                             New York, NY 10003           Attn:  Corporate Trust Services       telephone no. (800) 548-6565

(registered or certified mail
recommended)

         DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         The undersigned acknowledges receipt of the Prospectus dated ___________, 1998 (the "Prospectus") of GST Network Funding, Inc. ("GST Funding"), GST USA, Inc. ("GST USA") and GST Telecommunications, Inc. ("GST") which, together with this Letter of Transmittal (the "Letter of Transmittal"), constitute GST Funding's offer (the "Exchange Offer") to exchange $1,000 in principal amount at maturity of a new series of 10 1/2% Senior Secured Discount Exchange Notes Due 2008 (the "New Notes") of GST Funding, which, under certain circumstances, may be assumed by GST USA and guaranteed by GST, for each $1,000 in principal amount at maturity of outstanding 10 1/2% Senior Secured Discount Notes Due 2008 (the "Old Notes") of GST Funding, which, under certain circumstances, may be assumed by GST USA and guaranteed by GST. The terms of the New Notes are identical in all material respects to the terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer, except that the offer and sale of the New Notes will have been registered under the Securities

Act of 1933, as amended (the "Securities Act"), and, therefore, the New Notes will not bear legends restricting the transfer thereof.

         The undersigned has checked the appropriate boxes below and signed this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer.

         PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL AND THE PROSPECTUS CAREFULLY BEFORE CHECKING ANY BOX BELOW.

         THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE EXCHANGE AGENT.

         List below the Old Notes to which this Letter of Transmittal relates. If the space provided below is inadequate, the Certificate Numbers and Principal Amounts at Maturity should be listed on a separate signed schedule affixed hereto.

================================================================================
                   DESCRIPTION OF OLD NOTES TENDERED HEREWITH
================================================================================
Name(s) and address(es) of    Certificate    Aggregate          Principal Amount
Registered Holder(s)          Number(s)      Principal Amount   at Maturity
(Please fill in)                             at Maturity        Tendered*
                                             Represented by
                                             Notes





                                             -----------------------------------
                              Total          $                  $
                              ==================================================

* Unless otherwise indicated, the holder will be deemed to have tendered the full aggregate principal amount at maturity represented by Old Notes. See Instruction 2.

         This Letter of Transmittal is to be used if certificates for Old Notes are to be forwarded herewith.

         Unless the context requires otherwise, the term "Holder" for purposes of this Letter of Transmittal means any person in whose name Old Notes are registered or any other person who has obtained a properly completed bond power from the registered holder.

         Holders whose Old Notes are not immediately available or who cannot deliver their Old Notes and all other documents required hereby to the Exchange Agent on or prior to the Expiration Date may tender their Old Notes according to the guaranteed delivery procedure set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering."

/ / CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY AND COMPLETE THE FOLLOWING:

         Name of Registered Holder(s):__________________________________________

         Name of Eligible Institution that Guaranteed Delivery:_________________

/ / CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

         Name:__________________________________________________________________

         Address:_______________________________________________________________

               PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

         Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to GST Funding the above-described principal amount at maturity of Old Notes. Subject to, and effective upon, the acceptance for exchange of the Old Notes tendered herewith, the undersigned hereby exchanges, assigns and transfers to, or upon the order of, GST Funding right, title and interest in and to such Old Notes. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that said Exchange Agent acts as the agent of the undersigned in connection with the Exchange Offer) to cause the Old Notes to be assigned, transferred and exchanged. The undersigned represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Old Notes and to acquire New Notes issuable upon the exchange of such tendered Old Notes, and that, when the same are accepted for exchange, GST Funding will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or GST Funding to be necessary or desirable to complete the exchange, assignment and transfer of tendered Old Notes.

         The Exchange Offer is subject to certain conditions as set forth in the Prospectus under the caption "Exchange Offer -- Conditions to the Exchange Offer." The undersigned recognizes that as a result of these conditions (which may be waived, in whole or in part, by GST Funding) as more particularly set forth in the Prospectus, GST Funding may not be required to exchange any of the Old Notes tendered hereby and, in such event, the Old Notes not exchanged will be returned to the undersigned at the address shown below the signature of the undersigned.

         By tendering, each Holder of Old Notes represents to GST Funding and GST that (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is such Holder, (ii) neither the Holder of Old Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) if the Holder is not a broker-dealer or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, neither the Holder nor any such other person is engaged in or intends to participate in a distribution of the New Notes and (iv) neither the Holder nor any such other person is an "affiliate" of GST Funding, GST USA or GST within the meaning of Rule 405 under the Securities Act or, if such Holder is such an "affiliate," that such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the tendering Holder is a broker-dealer (whether or not it is also an "affiliate" of GST Funding, GST USA or GST within the meaning of Rule 405 under the Securities Act) that will receive New Notes for its own account in exchange for Old Notes, it represents that the Old Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         All authority herein conferred or agreed to be conferred shall survive the death, bankruptcy or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Tendered Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time on the business day prior to the Expiration Date.

         Certificates for all New Notes delivered in exchange for tendered Old Notes and any Old Notes delivered herewith but not exchanged, in each case registered in the name of the undersigned, shall be delivered to the undersigned at the address shown below the signature of the undersigned.

         (SIGNATURE(S) ON FOLLOWING PAGE)

                          TENDERING HOLDER(S) SIGN HERE


------------------------------------------------------------------------------

------------------------------------------------------------------------------
                            Signature(s) of Holder(s)

Dated:               , 1998

(Must be signed by registered Holder(s) exactly as name(s) appear(s) on certificate(s) for Old Notes or by any person(s) authorized to become registered Holder(s) by endorsements and documents transmitted herewith. If signature by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth the full title of such person.) See Instruction 3.

Name(s):________________________________________________________________________

--------------------------------------------------------------------------------
                                 (Please Print)

Capacity (full title):__________________________________________________________

Address:________________________________________________________________________

--------------------------------------------------------------------------------
                              (Including Zip Code)

Area Code and Telephone No.: ___________________________________________________

--------------------------------------------------------------------------------
                             Tax Identification No.

                            GUARANTEE OF SIGNATURE(S)
                       (IF REQUIRED -- SEE INSTRUCTION 3)


Authorized
Signature:______________________________________________________________________

Name:___________________________________________________________________________

Title:__________________________________________________________________________

Address:________________________________________________________________________

Name of Firm:___________________________________________________________________

Area Code and Telephone No.:____________________________________________________

Dated: __________________, 1998

                                  INSTRUCTIONS

                    FORMING PART OF THE TERMS AND CONDITIONS
                              OF THE EXCHANGE OFFER

         1. DELIVERY OF THIS LETTER OF TRANSMITTAL AND CERTIFICATES. Certificates for all physically delivered Old Notes, as well as a properly completed and duly executed copy of this Letter of Transmittal or facsimile thereof, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at any of its addresses set forth herein on or prior to the Expiration Date.

         THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, THE OLD NOTES AND ANY OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER AND, EXCEPT AS OTHERWISE PROVIDED BELOW, THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE.

         Holders whose Old Notes are not immediately available or who cannot deliver their Old Notes and all other required documents to the Exchange Agent on or prior to the Expiration Date may tender their Old Notes pursuant to the guaranteed delivery procedure set forth in the Prospectus under "Exchange Offer--Procedures for Tendering." Pursuant to such procedure: (i) such tender must be made by or through an Eligible Institution (as defined in the Prospectus); (ii) on or prior to the Expiration Date, the Exchange Agent must have received from such Eligible Institution a letter, telegram or facsimile transmission setting forth the name and address of the tendering Holder, the names in which such Old Notes are registered, and, if possible, the certificate numbers of the Old Notes to be tendered; and (iii) all tendered Old Notes as well as this Letter of Transmittal and all other documents required by this Letter of Transmittal must be received by the Exchange Agent within three trading days after the date of execution of such letter, telex, telegram or facsimile transmission, all as provided in the Prospectus under the caption "Exchange Offer -- Procedures for Tendering."

         No alternative, conditional, irregular or contingent tenders will be accepted. All tendering Holders, by execution of this Letter of Transmittal (or facsimile thereof), shall waive any right to receive notice of the acceptance of the Old Notes for exchange.

         2. PARTIAL TENDERS; WITHDRAWALS. Tenders of Old Notes will be accepted in denominations of $1,000 principal amount at maturity and integral multiples in excess thereof. If less than the entire principal amount at maturity of Old Notes evidenced by a submitted certificate is tendered, the tendering Holder must fill in the principal amount at maturity tendered in the box entitled "Principal Amount at Maturity Tendered." A newly issued certificate for the principal amount at maturity of Old Notes submitted but not tendered will be sent to such Holder as soon as practicable after the Expiration Date. All Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

         Tenders of Old Notes pursuant to the Exchange Offer are irrevocable, except that Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date. To be effective, a written, telegraphic, telex or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent. Any such notice of withdrawal must specify the person named in the Letter of Transmittal as having tendered Old Notes to be withdrawn, the certificate numbers and designation of the Old Notes to be withdrawn, the principal amount at maturity of Old Notes delivered for exchange, a statement that such a Holder is withdrawing its election to have such Old Notes exchanged, and the name of the registered Holder of such Old Notes, and must be signed by the Holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to GST Funding that the person withdrawing the tender has succeeded to the beneficial ownership of the Old Notes being withdrawn. The Exchange Agent will return the properly withdrawn Old Notes promptly following receipt of notice of withdrawal.

         3. SIGNATURE ON THIS LETTER OF TRANSMITTAL; WRITTEN INSTRUMENTS AND ENDORSEMENTS; GUARANTEE OF SIGNATURES. If this Letter of Transmittal is signed by the registered Holder(s) of the Old Notes tendered hereby, the signature must correspond with the name(s) as written on the face of certificates without alteration, enlargement or any change whatsoever.

         If any of the Old Notes tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

         If a number of Old Notes registered in different names are tendered, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations of Old Notes.

         When this Letter of Transmittal is signed by the registered Holder or Holders of Old Notes listed and tendered hereby, no endorsements of certificates or separate written instruments of transfer or exchange are required.

         If this Letter of Transmittal is signed by a person other than the registered Holder or Holders of the Old Notes listed, such Old Notes must be endorsed or accompanied by separate written instruments of transfer or exchange in form satisfactory to GST Funding and duly executed by the registered Holder or Holders, in either case signed exactly as the name or names of the registered Holder or Holders appear(s) on the Old Notes.

         If this Letter of Transmittal,  any  certificates  or separate  written instruments of transfer or exchange are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by GST Funding, proper evidence satisfactory to GST Funding of their authority to so act must be submitted.

         Endorsements  on   certificates  or  signatures  on  separate   written
instruments of transfer or exchange required by this Instruction 3 must be guaranteed by an Eligible Institution.

         Signatures on this Letter of Transmittal need not be guaranteed by an Eligible Institution, provided the Old Notes are tendered: (i) by a registered Holder of such Old Notes; or (ii) for the account of any Eligible Institution.

         4. TRANSFER TAXES. GST Funding will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes, or Old Notes for principal amounts at maturity not tendered or accepted for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Old Notes tendered hereby, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other person) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering Holder.

         Except as provided in this Instruction 4, it will not be necessary for transfer tax stamps to be affixed to the Old Notes listed in this Letter of Transmittal.

         5. WAIVER OF CONDITIONS. GST Funding reserves the absolute right to waive, in whole or in part, any of the conditions to the Exchange Offer set forth in the Prospectus.

         6. MUTILATED, LOST, STOLEN OR DESTROYED NOTES. Any Holder whose Old Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above for further instructions.

         7. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus and this Letter of Transmittal, may be directed to the Exchange Agent at the address and telephone number set forth above. In addition, all questions relating to the Exchange Offer, as well as requests for assistance or additional copies of the Prospectus and this Letter of Transmittal, may be directed to the Exchange Agent at the address specified in the Prospectus.

         8. IRREGULARITIES. All questions as to the validity, form, eligibility (including time of receipt), and acceptance of Letters of Transmittal or Old Notes will be resolved by GST Funding, whose determination will be final and binding. GST Funding reserves the absolute right to reject any or all Letters of Transmittal or tenders that are not in proper form or the acceptance of which would, in the opinion of GST Funding's counsel, be unlawful. GST Funding also reserves the right to waive any irregularities or conditions of tender as to the particular Old Notes covered by any Letter of Transmittal or tendered pursuant to such Letter of Transmittal. None of GST Funding, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. GST Funding's interpretation of the terms and conditions of the Exchange Offer shall be final and binding.

         9. DEFINITIONS. Capitalized terms used in this Letter of Transmittal and not otherwise defined have the meanings given in the Prospectus.


         IMPORTANT: THIS LETTER OF TRANSMITTAL OR A FACSIMILE THEREOF (TOGETHER WITH CERTIFICATES FOR OLD NOTES AND ALL OTHER REQUIRED DOCUMENTS) OR A NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.